Exhibit 99.1

FOR IMMEDIATE RELEASE	JULY 27, 2004

Investor Relations Contact:	Media Relations Contact:
Diana Matley	Kevin Brett
408-433-4365	408-433-7150
diana@lsil.com	kbrett@lsil.com

CC04-87

LSI LOGIC REPORTS Q2 2004 FINANCIAL RESULTS
PROVIDES Q3 BUSINESS OUTLOOK

Second Quarter News Release Summary

■ Revenues of $448 million, 10 percent increase over Q2 2003.

■ GAAP* net income of 2 cents per diluted share, consistent with previous guidance.

■ Net income, excluding special items**, of 7 cents per diluted share, consistent with previous guidance.

■ Gross margin improvement to 46.6 percent.

Third Quarter Business Outlook
(Excludes effect of potential storage systems IPO)

■ Projected revenue range of $435 million to $465 million.

■ GAAP* range of breakeven to a net loss of 3 cents per diluted share.

■ Net income, excluding special items**, in the range of 3-6 cents per diluted share.

*   Generally Accepted Accounting Principles
** Acquisition-related amortization, restructuring and other special items.

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LSI Logic Reports Q2 2004 Financial Results July 27, 2004	Page 2 of 4

LSI LOGIC Q2 REVENUES GROW 10 PERCENT YEAR-OVER-YEAR
GROSS MARGIN EXPANDS TO 46.6 PERCENT

Milpitas, California – LSI Logic Corporation (NYSE: LSI) today reported 2004 second quarter revenues of $448 million, an increase of 10 percent compared to the $407 million reported in the second quarter of 2003 and a 1 percent sequential decrease compared to the $452 million reported in the first quarter of 2004.

Cash and short-term investments totaled $847 million at the end of the second quarter of 2004. The company generated positive operating cash flow for the ninth consecutive quarter.

Second quarter 2004 GAAP* net income was $7 million or 2 cents per diluted share compared to a GAAP net loss of $162 million or 43 cents per diluted share in the 2003 second quarter. First quarter 2004 GAAP net income was $9 million or 2 cents per diluted share.

Second quarter 2004 net income, excluding special items**, was $28 million or 7 cents per diluted share compared to a net loss, excluding special items, of $6 million or 2 cents per diluted share in the second quarter of 2003. Excluding special items, first quarter 2004 net income was $25 million or 6 cents per diluted share.

“Late in the second quarter, we saw some slowing of the overall business that is carrying over into the third quarter,” said Wilfred Corrigan, LSI Logic chairman and chief executive officer. “However we expect the second half of the year as a whole to be stronger than the first half of the year, driven by continued growth in consumer electronics and an improvement in IT orders from our customer base later in the year.”

“LSI Logic began production shipments of RapidChip™ Platform ASICs in the second quarter, and we expect a steady growth ramp in the second half of this year leading to volume production in 2005,” said Joe Zelayeta, LSI Logic executive vice president of ASIC Technology and Methodology. “We are generating repeat orders from existing and new customers based upon the high-performance, low-design cost and quick time-to-revenue advantages of LSI Logic’s Platform ASICs.”

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LSI Logic Reports Q2 2004 Financial Results July 27, 2004	Page 3 of 4

“LSI Logic’s year-over-year improvements in revenues, gross margin and profitability continued in the second quarter,” said Bryon Look, LSI Logic chief financial officer. “During the past 12 months, we have generated $124 million in positive operating cash flow, eliminated all short-term debt and strengthened our balance sheet.”

LSI Logic Third Quarter Business Outlook
(Excludes effect of potential storage systems IPO)

	GAAP*	Special Items**	Excluding Special Items
Revenue	$435 million to $465 million		$435 million to $465 million
Gross Margin	44-46 percent		44-46 percent
Operating Expenses	$198 to $202 million	Approximately $25 million	$173 to $177 million
Net Other Income (Exp.)	$(2) to $(3) million		$(2) to $(3) million
Tax Provision	$6 million		$6 million
Earnings/Loss Per Share	($0.03) to $0.00	Approximately $0.06	$0.03 to $0.06
Diluted Share Count	393 million		393 million

Capital spending is projected to be around $25 million in the third quarter, and approximately $100 million in 2004.

Third quarter depreciation and software amortization is expected to be approximately $25 million.

*   Generally Accepted Accounting Principles
** Acquisition-related amortization, restructuring and other special items.

NOTE: The company’s financial guidance will be limited to the comments made on today’s public conference call and contained in the Third Quarter Business Outlook section of this news release.

LSI Logic Conference Call Information
LSI Logic will hold a conference call today at 1:30 p.m. PDT to discuss second quarter financial results. The number is 1-303-262-2130. Internet users can access the conference call by visiting http://www.lsilogic.com/investors. A replay of the call will be available today at approximately 4:30 p.m. PDT and will be available for 48 hours. The replay access numbers are 1-800-405-2236 within the U.S. and 1-303-590-3000 for all other locations, passcode 575336#.

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LSI Logic Reports Q2 2004 Financial Results July 27, 2004	Page 4 of 4

Safe Harbor for Forward Looking Statements: This news release contains forward-looking statements, which include the following: projected revenues of $435 million to $465 million in the third quarter of 2004; projected GAAP range of break-even to a net loss of 3 cents per diluted share in the third quarter of 2004; projected net income, excluding special items, in the range of 3-6 cents per diluted share in the third quarter of 2004; the company’s expectation that the second half of the year will be stronger than the first, driven by continued growth in consumer electronics and an improvement in IT spending by the company’s customer base later in the year; the company’s expectation of a steady growth ramp for RapidChip™ Platform ASICs in the second half of 2004, leading to volume production in 2005; projected capital spending of approximately $25 million in the third quarter of 2004 and approximately $100 million in 2004; and expected third quarter depreciation and software amortization of approximately $25 million. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI Logic’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: fluctuations in the timing and volumes of customer demand; the rate of depletion of customer inventory buildup and the company’s achievement of revenue objectives; ability to meet financial targets; the company’s ability to develop new products; the timing and the success of new product introductions; and the continued availability of appropriate levels of manufacturing capacity. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K, 10-Q and 8-K.

About LSI Logic
LSI Logic Corporation (NYSE: LSI) is a leading designer and manufacturer of communications, consumer and storage semiconductors for applications that access, interconnect and store data, voice and video. In addition, the company supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1621 Barber Lane, Milpitas, CA 95035. http://www.lsilogic.com

# # #

Editor’s Notes:
1.	All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsilogic.com.
2.	The LSI Logic logo design is a registered trademark of LSI Logic Corporation.
3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations Excluding Special Items
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003
Revenues	$447,897	$407,213	$900,254	$779,998
Cost of revenues	239,081	238,469	490,006	486,537

Gross profit	208,816	168,744	410,248	293,461

Research and development	110,098	111,326	219,039	226,453
Selling, general and administrative	62,750	56,870	123,908	114,499

Income/(loss) from operations	35,968	548	67,301	(47,491)
Interest expense	(6,067)	(7,314)	(11,979)	(16,145)
Interest income and other, net	3,674	6,469	9,488	18,506

Income/(loss) before income taxes	33,575	(297)	64,810	(45,130)
Provision for income taxes	6,000	6,000	12,000	12,000

Net income/(loss) excluding special items	$27,575	$(6,297)	$52,810	$(57,130)

Income/(loss) per share excluding special items:
Basic	$0.07	$(0.02)	$0.14	$(0.15)

Diluted	$0.07	$(0.02)	$0.14	$(0.15)

Shares used in computing per share amounts:
Basic	383,522	376,619	382,571	375,745

Diluted	388,586	376,619	389,102	375,745

Statements of operations excluding special items are intended to present the Company’s operating results, excluding special items described below, for the periods presented.

During the three and six month periods ended June 30, 2004, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and other special items. The other special items consisted of gains on certain equity securities, offset in part by fees related to the initial public offering and our separation from Engenio.

During the three and six month periods ended June 30, 2003, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and other special items. The other special items consisted of losses associated with repurchases of a portion of the Company’s Convertible Subordinated Notes, write downs of certain equity securities due to impairment, offset in part by gains on miscellaneous asset sales.

For the three and six month periods ended June 30, 2004, the statements excluding special items are prepared using the Company’s calculated tax expense of $6,000 and $12,000, respectively when excluding special items. For the three and six month periods ended June 30, 2003, the statements excluding special items are prepared using the Company’s calculated tax expense of $6,000 and $12,000, respectively when excluding special items.

For the three and six month periods ended June 30, 2004, 5,064 and 6,531 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted earnings per share excluding special items. In computing diluted loss per share excluding special items for the three and six month periods ended June 30, 2003, common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

A reconciliation from net income/(loss) excluding special items to the reported results is presented on the following page.

The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

LSI LOGIC CORPORATION
Reconciliation of Net Income/(Loss) Excluding Special Items to GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003
Net income/(loss) excluding special items	$27,575	$(6,297)	$52,810	$(57,130)

Special items:
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation	(21,401)	(28,151)	(41,501)	(58,819)
Restructuring of operations and other items, net	(3,029)	(124,527)	(2,431)	(160,193)
Other special items	4,097	(3,109)	7,449	(8,367)

Total special items	(20,333)	(155,787)	(36,483)	(227,379)

Net Income/(loss)	$7,242	$(162,084)	$16,327	$(284,509)

Basic income/(loss) per share:
Net income/(loss) excluding special items	$0.07	$(0.02)	$0.14	$(0.15)
Special items **	(0.05)	(0.41)	(0.10)	(0.61)

Net Income/(loss)	$0.02	$(0.43)	$0.04	$(0.76)

Diluted income/(loss) per share*:
Net income/(loss) excluding special items	$0.07	$(0.02)	$0.14	$(0.15)
Special items **	(0.05)	(0.41)	(0.10)	(0.61)

Net Income/(loss)	$0.02	$(0.43)	$0.04	$(0.76)

Shares used in computing per share amounts:
Basic	383,522	376,619	382,571	375,745

Diluted	388,586	376,619	389,102	375,745

*	For the three and six month periods ended June 30, 2004, 5,064 and 6,531 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted earnings per share. In computing diluted loss per share for the three and six month periods ended June 30, 2003, common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

**	This line item includes rounding adjustments.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003
Revenues	$447,897	$407,213	$900,254	$779,998
Cost of revenues	239,081	238,469	490,006	486,537

Gross profit	208,816	168,744	410,248	293,461

Research and development	110,098	111,326	219,039	226,453
Selling, general and administrative	63,757	56,870	124,915	114,499
Restructuring of operations and other items, net	3,029	124,527	2,431	160,193
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation *	21,401	28,151	41,501	58,819

Income/(loss) from operations	10,531	(152,130)	22,362	(266,503)
Interest expense	(6,067)	(7,314)	(11,979)	(16,145)
Interest income and other, net	8,778	3,360	17,944	10,139

Income/(loss) before income taxes	13,242	(156,084)	28,327	(272,509)
Provision for income taxes	6,000	6,000	12,000	12,000

Net Income/(loss)	$7,242	$(162,084)	$16,327	$(284,509)

Income/(loss) per share:
Basic	$0.02	$(0.43)	$0.04	$(0.76)

Diluted **	$0.02	$(0.43)	$0.04	$(0.76)

Shares used in computing per share amounts:
Basic	383,522	376,619	382,571	375,745

Diluted	388,586	376,619	389,102	375,745

*	The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the three month period ended June 30, 2004 are comprised of the following items:

Amortization of intangibles	$19,398
Amortization of non-cash deferred stock compensation	2,003

$21,401

**	For the three and six month periods ended June 30, 2004, 5,064 and 6,531 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted earnings per share. In computing diluted loss per share for the three and six month periods ended June 30, 2003, common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

LSI LOGIC CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	June 30,	December 31,
Assets	2004	2003
Current assets:
Cash and short-term investments	$847.4	$813.7
Accounts receivable, net	289.0	231.2
Inventories	209.9	198.5
Prepaid expenses and other current assets	132.8	146.6

Total current assets	1,479.1	1,390.0
Property and equipment, net	451.5	481.5
Goodwill and other intangibles	1,125.1	1,129.7
Other assets	401.0	446.7

Total assets	$3,456.7	$3,447.9

Liabilities and Stockholders’ Equity
Current liabilities:
Other current liabilities	$395.9	$390.8
Current portion of long-term debt, capital lease obligations and short-term borrowings	0.4	0.4

Total current liabilities	396.3	391.2
Long-term debt and capital lease obligations	858.2	865.6
Other long-term liabilities	135.6	141.1

Total liabilities	1,390.1	1,397.9
Minority interest in consolidated subsidiaries	0.8	7.5

Stockholders’ equity:
Common stock	2,962.2	2,953.8
Deferred stock compensation	(11.7)	(24.8)
Accumulated deficit	(904.4)	(920.7)
Accumulated other comprehensive income	19.7	34.2

Total stockholders’ equity	2,065.8	2,042.5

Total liabilities and stockholders’ equity	$3,456.7	$3,447.9

LSI LOGIC CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003
Operating Activities:
Net income/(loss)	$7,242	$(162,084)	$16,327	$(284,509)
Adjustments:
Depreciation & amortization *	46,325	65,053	92,441	152,111
Amortization of non-cash deferred stock compensation	2,003	8,884	3,829	19,427
Non-cash restructuring and other items	4,156	97,569	6,385	127,323
Gain on sale and exchange of equity securities, loss on write down	(5,104)	2,068	(8,104)	9,074
Loss on repurchase of Convertible Subordinated Notes	—	2,029	—	2,029
Gain on sale of property and equipment	(836)	(857)	(3,937)	(2,560)
Changes in deferred tax assets and liabilities	105	447	625	37
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(41,612)	(15,660)	(56,980)	8,500
Inventories	(5,511)	1,826	(11,701)	(10,040)
Prepaid expenses and other assets	(18,306)	52,776	(5,777)	52,440
Accounts payable	23,024	13,134	10,263	12,028
Accrued and other liabilities	16,600	17,000	(5,178)	18,205

Net cash provided by operating activities	28,086	82,185	38,193	104,065

Investing activities:
Purchases of debt securities available-for-sale	(225,316)	(552,298)	(454,756)	(1,409,529)
Maturities and sales of debt securities available-for-sale	150,418	570,318	339,458	1,455,927
Purchases of equity securities	—	—	(2,250)	—
Proceeds from sales of equity securities	10,518	—	10,518	—
Purchases of property and equipment	(13,661)	(15,908)	(25,218)	(31,518)
Proceeds from sale of property and equipment	1,822	7,322	5,836	11,855
Proceeds from the sale leaseback of equipment	—	—	—	160,000
Increase in non-current assets and deposits	(17)	—	(40)	(389,393)
Decrease in non-current assets and deposits	11,880	4,642	39,633	243,625
Acquisition of companies, net of cash acquired	(27,248)	—	(32,025)	—
Decrease in a payable for an acquisition of a company	(17,592)	—	—	—

Net cash (used in)/provided by investing activities	(109,196)	14,076	(118,844)	40,967

Financing activities:
Proceeds from borrowings	—	350,000	—	350,000
Repurchase of Convertible Subordinated Notes	—	(288,587)	—	(288,587)
Cash paid for call spread options	—	(28,000)	—	(28,000)
Debt issuance costs	—	(10,566)	—	(10,566)
Repayment of debt obligations	(94)	(86)	(216)	(174)
Purchase of minority interest in subsidiary	(6,394)	—	(7,453)	—
Issuance of common stock	14,262	15,648	17,810	15,890

Net cash provided by financing activities	7,774	38,409	10,141	38,563

Effect of exchange rate changes on cash and cash equivalents	(1,675)	2,966	(769)	3,722

(Decrease)/increase in cash and cash equivalents	(75,011)	137,636	(71,279)	187,317
Cash and cash equivalents at beginning of period	273,414	498,528	269,682	448,847

Cash and cash equivalents at end of period	$198,403	$636,164	$198,403	$636,164

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI LOGIC CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2004	2004	2003
Semiconductor revenues	$335.6	$336.9	$306.2
Storage Systems revenues	$112.3	$115.5	$101.0
Total revenues	$447.9	$452.4	$407.2
Percentage change in revenues-qtr./qtr. ( a )	-1.0%	-2.0%	9.2%
Percentage change in revenues-yr./yr. ( b )	10.0%	21.0%	-7.0%
Days sales outstanding	58	49	53
Days of inventory	79	74	78
Current ratio	3.7	3.6	2.9
Quick ratio	2.9	2.8	2.2
R&D as a percentage of revenues	24.6%	24.1%	27.3%
SG&A as a percentage of revenues	14.2%	13.5%	14.0%
Gross margin as a percentage of revenues	46.6%	44.5%	41.4%
Employees ( c )	4,846	4,797	5,044
Revenues per employee (in thousands) ( d )	$369.7	$377.2	$322.9
Diluted shares (in thousands)	388,586	389,882	376,619
Selected Cash Flow information
Purchases of property and equipment	$12.5	$9.7	$13.0
Depreciation / amortization ( e )	$24.8	$26.0	$41.8

( a )	Represents sequential quarter growth in revenues.

( b )	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

( c )	Actual number of employees at the end of each period presented.

( d )	Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

( e )	Represents depreciation of fixed assets and amortization of software.